UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2013

NOBLE CORPORATION PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place, London	W1J 8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3008 7597

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation plc, a company registered under the laws of England and Wales (“Noble-UK”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-UK and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-UK (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-UK. This report should be read in its entirety as it pertains to each of Noble-UK and Noble-Cayman.

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2013, Noble-Cayman entered into (a) a third amendment (the “2011 Amendment”) to the credit agreement dated as of February 11, 2011 governing its $800 million senior unsecured revolving credit facility (as amended, the “2011 Credit Agreement”), (b) a first amendment (the “2012 Amendment”) to the credit agreement dated as of June 8, 2012 governing its $1.5 billion senior unsecured revolving credit facility (as amended, the “2012 Credit Agreement”), and (c) a first amendment (together with the 2011 Amendment and the 2012 Amendment, the “Amendments”) to the credit agreement dated as of August 22, 2013 governing its $600 million senior unsecured 364-day revolving credit facility (as amended, together with the 2011 Credit Agreement and the 2012 Credit Agreement, the “Credit Agreements”). The Amendments, among other things, accommodate certain transactions, including the release of Noble Drilling Corporation as a guarantor under the Credit Agreements if and when it is released from its obligations under its outstanding senior notes. Such release may be effected in connection with the previously announced potential separation and spin-off of a subsidiary of Noble-UK (“Noble Spinco”) that would hold most of Noble-UK’s standard specification drilling units, and related assets, liabilities and businesses, as described in Noble-UK’s press release dated September 24, 2013 (attached as Exhibit 99.1 to the Current Report on Form 8-K filed by Noble-UK with the SEC on September 24, 2013).

In addition, the 2011 Amendment extends the maturity date of the 2011 Credit Agreement for a one-year period to February 11, 2016 for those lenders who have agreed to such extension.

Item 8.01.	Other Events.

On December 4, 2013, Noble-UK completed its previously announced capital reduction in connection with its recent change in place of incorporation. Through a U.K. court-approved procedure, Noble-UK effected the capital reduction and created distributable reserves, which may be utilized in the future to pay dividends to shareholders, from the “merger reserve” created at the time of the change in place of incorporation. In addition, as part of the capital reduction, the court cancelled Noble-UK’s two initial subscriber shares, the capitalization share issued in connection with the capital reduction procedure and the ordinary shares (formerly treasury shares) held by Noble Financing Services Limited, a wholly owned subsidiary of Noble-UK. The capital reduction resulted in no other changes to Noble-UK’s ordinary shares and no changes to the rights of shareholders. For more information on the capital reduction procedure and the reasons for it, see the proxy statement/prospectus filed by Noble-UK with the SEC on September 5, 2013 in connection with the extraordinary general meeting of shareholders approving the change in place of incorporation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Third Amendment to Revolving Credit Agreement dated as of December 6, 2013, by and among Noble-Cayman, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, and consented and agreed to by Noble Drilling Corporation and Noble Holding International Limited, as guarantors.

4.2	—	First Amendment to Revolving Credit Agreement dated as of December 6, 2013, by and among Noble-Cayman, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, and consented and agreed to by Noble Drilling Corporation and Noble Holding International Limited, as guarantors.

4.3	—	First Amendment to 364-Day Revolving Credit Agreement dated as of December 6, 2013, by and among Noble-Cayman, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, and consented and agreed to by Noble Drilling Corporation and Noble Holding International Limited, as guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a company registered under the laws of England and Wales

Date: December 12, 2013

	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President and General Counsel

Noble Corporation, a Cayman Islands company

	By:	/s/ Alan R. Hay
Alan R. Hay
Vice President

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Third Amendment to Revolving Credit Agreement dated as of December 6, 2013, by and among Noble-Cayman, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, and consented and agreed to by Noble Drilling Corporation and Noble Holding International Limited, as guarantors.

4.2	—	First Amendment to Revolving Credit Agreement dated as of December 6, 2013, by and among Noble-Cayman, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, and consented and agreed to by Noble Drilling Corporation and Noble Holding International Limited, as guarantors.

4.3	—	First Amendment to 364-Day Revolving Credit Agreement dated as of December 6, 2013, by and among Noble-Cayman, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, and consented and agreed to by Noble Drilling Corporation and Noble Holding International Limited, as guarantors.

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